Exhibit 99.2

Raymond James 30th Annual  Institutional Investors Conference Peter T. Socha Chief Executive Officer March 10, 2009

Forward-Looking Statements Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and these laws. These forward looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electrictility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottle necks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission(SEC).Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The Market View in 2007 NYMEX Coal Prices2005-2008 Started  Selling Coal June 2008 Stopped Selling Coal Nov 2007 $130 $110 $90 $70 $50 $30 2005 2008

2009…..FINALLY!! $81 $101 $61 $41 $21 $19$1 Average CAPP Sales $19 Price Q4 2008 Price YTD 2009 $57.66 $90.13 $101

Agenda ●Company Profile●2009 Guidance●Thing We Are Watching ●Market Analysis and Strategy

Company Profile 31 Mines 17 Underground14 Surface 3 High Wall Miner 10 Preparation Plants 1,775 EmployeesMillion Triad Leeco Bledsoe Bell McCoy Elkhorn l Blue Diamond

Company Profile Production by Region Production by Method16% 27% 21% 84% 73% 79% CAPP ILB Deep Surface

Agenda ●Company Profile ●2009 Guidance●Things We Are Watching ●Market Analysis

2009 Guidance Total JRCC Operations(In 000’s except EPS)Adjusted EBITDA (1)$190,000  to200,000  Depreciation, Depletion and Amortization 65,000    Selling, General and Administrative 35,000 Rax Rate15%Earnings Per Share$3.30       to3.80 (1) Adjusted EBITDA is used to determine compliance with financial covenants in our  senior secured credit facilities

2009 Guidance Capital Expenditures(in millions)$55 Maintenance Capital Federal and State Safety Mandates Upgrade Existing Equipment Fleet$10 2009 Capital $750 10 20 30 40 50 60 70 80 90

2009 Guidance Cash Cost(per ton)(p) Q-4 2008 Cash Cost 56.15 Increased Sales Related Cost  (Royalties, taxes, etc.) $3.852009 Cash Cost $60.00

2009 Guidance Guidance by Segment(in 000’s except per ton amounts)Central Appalachia Operations Shipments (tons)7,400    to 7,600 Cash Cost (per ton) Midwest Operations Shipments (tons)3,561    Cash Cost (per ton)31.00$

Agenda●Company Profile ●2009 Guidance●Things We Are Watching ●Market Analysis

Things We Are Watching Production From 206 of The Smallest Private Underground Mines 3,940 4,276 4,061 3,623 3,634 15% Q4-2007Q4-2008Source: MSHA Data for 206 Private Company Mines

Things We Are Watching Production From 209 of The Smallest Private Surface Mines 7,4656,698 6,499 6,3696,369 23% Q4-2007Q4-2008Source: MSHA Data for 209 Private Company Mines

Things We Are Watching Permit Backlog90 210  Federal (Louisville)State(Kentucky)Includes surface mines, underground mines and preparation plants

Things We Are Watching Weekly EIA Production Data •Estimates Released Every Thursday•Based, in Part, on Shipments•Do High Inventories Distort the Production Estimates 12/31/07 09/30/08 12/31/08

Total = $536mmTotal = $596mmTotal = $688mmSource: SEC Filings for ANR, CNX, ICO, MEE and PCX

Things We Are Watching Fuel Switching Year Over Year Change 56% 60% 40% 20% 0% -1%2%-6%11%0%-19%-11%-40%-20%SeptemberOctoberNovember0%Natural Gas Coal

Things We Are Watching Natural Gas Shale Well Production Shale Well Production 6        Drilling Rig Count        (Natural Gas)1,539Mcfe/d2461,1501,3501,550,970 Average Fayettesville Barnett Marcellus Haynesville02750950Jul 2008Feb 2009US ●Drilling Rig Counts are Declining Rapidly●Lag Time Between Drilling and Initial Production The Location of the Remaining Rigs is Very Important 21●New Shale Wells are Very Productive, But Have Very Steep Decline Curves

Things We Are Watching Foreign Economies Exchange Rates Russia Currency Reserves -45%RubleZloty300350Sep 2008Feb 2009Sep 2008Feb 2009-36.9% 5% -5% -15% -25% -35% -45% -31.5% 600 550 500 450 400 350 300 581 381  ●Exports Should Increase Dramatically With Falling Currency Rates They Increased Initially, But Have Not Followed Through 17 ●Wages Were A Problem During Previous Periods of Currency Devaluation

Things We Are Watching International Markets “Coal India LTD., one of India’s largest coal suppliers, commented on its 228mm  ton projection for coal shortfall 8pjin 2011-2012.  This is higher than original estimates by 51mm tons as a result of the Indian government requiring the company to enter into binding coal supply agreements agreements with buyers, even if the supply is unavailable. “ For Context •Total 2008 India Coal Consumption was 508mm Tons•Total 2008 Coal Exports From South Africa & Indonesia were 221mm tons •Total 2008 CAPP Production was +/-230mm tons
Things We Are Watching International Markets“Coal India LTD., one of India’s largest coal suppliers, commented on its 228mm  ton projection for coal shortfall 8pjin 2011-2012.  This is higher than original estimates by 51mm tons as a result of the Indian government requiring the company to enter into binding coal supply agreements with buyers, even if the supply is unavailable. “ For Context

•Total 2008 India Coal Consumption was 508mm Tons•Total 2008 Coal Exports From South Africa & Indonesia were 221mm tons •Total 2008 CAPP Production was +/-230mm tons

Agenda ●Company Profile●2009 Guidance●Things We Are Watching ●Market Analysis

Market Analysis ●The International Markets will be Interesting, but not a Key Driver of US Prices for 1224 Months ●Coal Fired Demand is Falling First, but Should Moderate Later●Coal Supply will Fall Later, But Harder ●Industrial Gas Demand will be an Important Indicator●This Commodity Cycle will be More Volatile Than Recent Cycles, Both Down and Up